                                                            OMB APPROVAL
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  SALTON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

--------------------------------------------------------------------------------

      2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      3) Filing Party:

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      4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                                 (SALTON LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Salton, Inc., will be held on Thursday, December 8, 2005 at 3:00 p.m. local time, at Salton's headquarters located at 1955 Field Court, Lake Forest, Illinois 60045.

     The purposes of the Annual Meeting are:

          1. To elect three Class II Directors for a term expiring in 2008;

          2. To ratify the appointment of Deloitte & Touche LLP as our auditors for the 2006 fiscal year; and

          3. To transact any other business that may properly be presented at the meeting.

     You must be a holder of Common Stock or Series A Voting Convertible Preferred Stock of record at the close of business on November 7, 2005 to vote at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT AFFECT YOUR RIGHT TO ATTEND THE MEETING AND VOTE.

                                          By Order of the Board of Directors

                                          -s- DAVID C. SABIN
                                          David C. Sabin
                                          Secretary

Lake Forest, Illinois
November 10, 2005

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Information About The Meeting And Voting....................    1
Corporate Governance Principles And Board Matters...........    3
Matters To Be Considered At The 2005 Annual Meeting Of
  Stockholders..............................................    6
Proposal One: Election Of Directors.........................    6
Proposal Two: Ratification Of Appointment Of Independent
  Public Accountants........................................    8
Other Matters...............................................    9
Security Ownership Of Management And Principal
  Stockholders..............................................   10
Executive Compensation And Other Information................   12
Executive Compensation Report...............................   14
Compensation Committee Interlocks And Insider
  Participation.............................................   15
Audit Committee Report......................................   15
Compliance With Section 16(a) Of The Securities Exchange Act
  Of 1934...................................................   17
Stock Performance Graph.....................................   18
Information About Stockholder Proposals.....................   19
Annual Report...............................................   20

                                  SALTON, INC.
                                1955 FIELD COURT
                          LAKE FOREST, ILLINOIS 60045

                                PROXY STATEMENT

     The Board of Directors of the Company solicits your proxy for use at the Annual Meeting of Stockholders on Thursday, December 8, 2005, or at any adjournment thereof. We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about November 7, 2005 to all stockholders entitled to vote.

                    INFORMATION ABOUT THE MEETING AND VOTING

WHO MAY VOTE AT THE MEETING?

     Common stockholders of record at the close of business on November 7, 2005 are entitled to notice of and to vote at the Annual Meeting. As of October 31, 2005, 13,520,761 shares of common stock of the Company (the "Common Stock") were issued and outstanding. In addition, 40,000 shares of Series A Voting Convertible Preferred Stock of the Company (the "Series A Preferred Stock"), were issued and outstanding, which were convertible on the record date into 3,529,412 shares of Common Stock.

HOW MANY VOTES DO I HAVE?

     Each share of Common Stock that you own entitles you to one vote. Each share of Series A Preferred Stock that you own entitles you to 88.2 votes (the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date). The Common Stock and the Series A Preferred Stock vote as a single class and are identical in all respects with respect to matters subject to the vote of stockholders.

HOW DO I VOTE?

     You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods if you are a registered holder (that is, you hold your stock in your own name):

     - Telephone voting, by dialing 1-800-758-6973 and following the instructions on the proxy card,

     - Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

     If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you may vote by telephone or Internet.

HOW DO PROXIES WORK?

     Giving your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

     - "FOR" the election of the three nominees for Class II Directors; and

     - "FOR" ratification of the appointment of independent auditors for fiscal 2006.

     If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I REVOKE MY PROXY?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

     - You may send in another proxy with a later date.

     - You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

     - You may vote in person at the Annual Meeting.

HOW DO I VOTE IN PERSON?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on November 7, 2005, the record date for voting.

WHAT CONSTITUTES A QUORUM?

     A quorum of stockholders is necessary to hold a valid meeting. If stockholders entitled to cast at least a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present for establishing a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1: ELECT THREE CLASS
II DIRECTORS                     The nominees for director in Class II who
                                 receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

                                 A broker non-vote will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

PROPOSAL 2: RATIFY SELECTION
OF
AUDITORS The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 2. So, if you "abstain" from voting, it has the same effect as if you voted "against" such proposal.

THE EFFECT OF BROKER NON-VOTES   If your broker does not vote your shares on
                                 Proposal 2, such "broker non-votes" do not count as "shares present" for such Proposal.
                                 This means that a broker non-vote would reduce the number of affirmative votes that are necessary to approve the Proposal.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     The Company will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for expenses.

HOW DO I FIND MORE INFORMATION ABOUT SALTON, INC.

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. The filings are available to the public at the Commission's web site http://www.sec.gov. Our website, http://www.saltoninc.com, has copies of these filings as well under the heading "Investor Relations." Our common stock is listed on the New York Stock Exchange under the symbol "SFP" and you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

               CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

     The Company is committed to having sound corporate governance policies. Having such principles is essential to running the Company's business efficiently and to maintaining the Company's integrity in the marketplace. The Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company's website at http://www.saltoninc.com, and are also available in print upon written request addressed to the Assistant Secretary of the Company at the corporate headquarters at the following address:
Salton, Inc., 1955 Field Court, Lake Forest, Illinois 60045.

BOARD INDEPENDENCE

     The Board of Directors has determined that a majority of the members of the Company's Board of Directors has no material relationship with the Company (either directly or as partners, stockholders or officers of an organization that has a relationship with the Company) and is "independent" within the meaning of the New York Stock Exchange ("NYSE") director independence standards. David Sabin, Chairman of the Board; Leonhard Dreimann, Chief Executive Officer of the Company; and William B. Rue, President and Chief Operating Officer of the Company are not considered to be independent.

     Furthermore, the Board has determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee has no material relationship to the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is "independent" within the meaning of the Company's director independence standards.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Company's Board of Directors held 15 meetings in fiscal 2005 and did not act by unanimous written consent in fiscal 2005. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

     The following table provides the current membership information for each of the Board Committees:

                                                                            NOMINATING AND
                       NAME                          AUDIT   COMPENSATION     GOVERNANCE
                       ----                          -----   ------------   --------------
Robert A. Bergmann.................................               X*
Steven Oyer........................................    X*                         X
Bruce G. Pollack...................................               X               X*
Daniel J. Stubler..................................    X
Bruce J. Walker....................................    X                          X

---------------

* Committee Chairperson

     Each director attended at least 75% of all Board and applicable Committee meetings.

     Below is a description of each committee of the Board of Directors.

     AUDIT COMMITTEE. The Audit Committee meets with the Company's finance and accounting managers and its independent public accountants to review the adequacy of internal controls and the results and scope of the audit and other services provided by the independent auditors. The Audit Committee is currently comprised of Steven Oyer (Chair), Bruce Walker and Daniel
J. Stubler.

     The Audit Committee held nine meetings and did not act by unanimous written consent in fiscal 2005. Further information concerning the Audit Committee is set forth below under the heading "Audit Committee Report." The charter of the Audit Committee is attached hereto as Appendix A and is available on the Company's website at http://www.saltoninc.com.

     COMPENSATION COMMITTEE. The Compensation Committee administers salaries, incentives and other forms of compensation for executive officers of the Company. The Compensation Committee also: oversees the Company's compensation and benefit plans for the chief executive officer and other executive officers of the Company; oversees the Company's management development planning process, including executive succession plans for key executive officer positions; and produces an annual report on executive compensation for inclusion in the Company's proxy statement. The Compensation Committee is currently comprised of Robert A. Bergmann (Chair) and Bruce G. Pollack. The Compensation Committee held three meetings and did not act by unanimous written consent in 2005. The charter of the Compensation Committee is attached hereto as Appendix B and is available on the Company's website at http://www.saltoninc.com.

     NOMINATING AND GOVERNANCE COMMITTEE. The Nominating and Governance Committee is responsible for assessing corporate governance guidelines, evaluating Board performance, setting eligibility requirements for candidates for election to the Board of Directors and evaluating and making recommendations for new director candidates. The Nominating and Governance Committee is responsible for reviewing with the Board the appropriate skills and experience required of Board members in light of the current skills, experience and backgrounds existing on the Board. The Board assessment includes a review of the age and diversity of candidates, in addition to their skills and experience. In case of new director candidates, the Nominating and Governance Committee also determines whether the nominee must be independent, which determination is made based on applicable NYSE listing standards, applicable Securities and Exchange Commission rules and regulations and under the advice of counsel, if necessary. Board members are expected to make sure that other commitments do not interfere with the devotion of time needed to understand the Company's business and to review materials for, attend and fully participate in each meeting. The Nominating and Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year.

     The Nominating and Governance Committee will consider properly submitted recommendations for director candidates from stockholders of the Company. A stockholder interested in making such a recommendation should submit a written recommendation identifying the candidate and explaining his or her qualifications. The recommendation should be mailed to the Assistant Secretary of the Company at the corporate headquarters at Salton, Inc., 1955 Field Court, Lake Forest, Illinois 60045. The Nominating and Governance Committee is comprised of Bruce G. Pollack (Chair), Bruce J. Walker and Steven Oyer. The Nominating and Governance Committee held two meetings and did not act by unanimous written consent in fiscal 2005. The charter of the Nominating and Governance Committee is attached hereto as Appendix C and is available on the Company's website at http://www.saltoninc.com.

EXECUTIVE SESSIONS

     The non-management directors of the Company meet in executive session of the Board without management at each regular board meeting and at each regular meeting of the Audit Committee, Compensation Committee and Nominating and Governance Committee, and as otherwise scheduled from time to time. The Chair of the Nominating and Governance Committee presides at all executive sessions of the Board. The Chair of each of the Audit Committee, Compensation Committee, and Nominating and Governance Committees presides at the executive sessions of his or her respective committee. Interested parties who would like to communicate with the non-management directors or any individual non-management director may do so by sending a letter to the Chair of the Nominating and Governance Committee in care of the General Counsel of the Company at the corporate headquarters at the following address: Salton, Inc., 1955 Field Court, Lake Forest, Illinois 60045.

COMMUNICATIONS WITH THE BOARD

     Individuals may communicate with the Board in writing by submitting a letter addressed to the "Board of Directors" or to any of the directors by name in care of the General Counsel of the Company at the corporate headquarters at Salton, Inc., 1955 Field Court, Lake Forest, Illinois 60045. The communication should indicate the name(s) of any specific director(s) for whom it is intended, or the "Board of Directors" as a whole. All communications will be compiled by the General Counsel of the Company and submitted as appropriate to the Board or specified directors on a periodic basis.

ANNUAL MEETING OF STOCKHOLDERS

     Directors are encouraged to attend the Company's annual meetings of stockholders. All of the directors attended the 2004 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

     Non-employee members of the Board of Directors are each paid an annual retainer fee of $40,000 and are reimbursed for all expenses incurred in attending meetings of the Board of Directors or any committee thereof. The chairs of the Compensation Committee and the Nominating and Governance Committee receive an additional annual fee of $2,000. The chair of the Audit Committee receives an additional annual fee of $4,000. Additionally, each non-employee Board member receives $1,000 for attendance in person of each Board and committee meeting. Fees are generally not paid for special telephonic Board or Committee meetings except as otherwise specifically approved by the Chairperson of the Board or Committee, as applicable, and notice of the same is provided to the Board.

                  MATTERS TO BE CONSIDERED AT THE 2005 ANNUAL
                            MEETING OF STOCKHOLDERS

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, having three-year terms that expire in successive years. The Board is comprised of three Class I Directors (David C. Sabin, William B. Rue and Robert A. Bergmann), three Class II Directors (Daniel J. Stubler, Bruce G. Pollack and Bruce J. Walker) and three Class III Directors (Leonhard Dreimann, Steven Oyer and Lester C. Lee).

     We are seeking your vote on the selection of three Class II Directors at this Annual Meeting. The Class I and III Directors are not up for election this year and will continue in office for the remainder of their term.

     The Board of Directors has nominated Daniel J. Stubler, Bruce G. Pollack and Bruce J. Walker to stand for reelection as the Class II Directors. The term of the Class II Directors ends upon the election of Class II Directors at the 2008 annual meeting of stockholders.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

            NAME              AGE         POSITION WITH THE COMPANY        DIRECTOR SINCE
            ----              ---         -------------------------        --------------
CLASS I DIRECTORS:
David C. Sabin..............  56    Chairman of the Board of Directors          1988
William B. Rue..............  58    President, Chief Operating Officer          1988
                                    and Director
Robert A. Bergmann..........  38    Director                                    1998
CLASS II DIRECTORS (NOMINEES):
Daniel J. Stubler...........  62    Director                                    2004
Bruce G. Pollack............  46    Director                                    1998
Bruce J. Walker.............  61    Director                                    2001
CLASS III DIRECTORS:
Leonhard Dreimann...........  57    Chief Executive Officer and Director        1988
Steven Oyer.................  50    Director                                    2003
Lester C. Lee...............  44    Director                                    2005

     Centre Partners Management LLC and its affiliates, which currently beneficially own in aggregate approximately 23.9% of our common stock, have the right to designate two directors as long as they beneficially own the aggregate at least 12.5% of our outstanding common stock and one director as long as they beneficially own in the aggregate at least 7.5% of our outstanding common stock. Robert A. Bergmann and Bruce G. Pollack have been designated as directors by Centre Partners Management LLC.

     Pursuant to a support agreement dated July 5, 2005, as amended, relating to our recently completed private debt exchange offer, we agreed to elect to our board of directors a new independent director designated by certain former holders of our senior subordinated debt. Mr. Lee was designated by such former debt holders, and the board of directors on September 8, 2005 elected Mr. Lee to serve as a director in accordance with the terms of the support agreement.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

CLASS II DIRECTORS

     DANIEL J. STUBLER has been a director of the Company since October 2004. Mr. Stubler is the retired President and Chief Operating Officer of Toastmaster Inc., a Columbia, Missouri based manufacturer and marketer of kitchen and small household electrical appliances and time products. Mr. Stubler served as President and Chief Operating Officer of Toastmaster from 1987 to 1999 and Senior Vice President,

Marketing and Administration from 1980 to 1987. Prior to joining Toastmaster, Mr. Stubler served as Vice President, Industrial Relations of McGraw-Edison Co. from 1976 to 1980 and as Group Director, Industrial Relations of The General Tire & Rubber Company from 1968 to 1976.

     BRUCE G. POLLACK has been a Director of the Company since August 1998. Mr. Pollack has been a Managing Director of Centre Partners Management LLC since 1995. Mr. Pollack is also a Partner of Centre Partners L.P. which he joined in 1991. Mr. Pollack serves as a director of Bravo Corporation, Connors Brothers Income Fund, Maverick Media LLC, Johnny Rockets Group, Inc. and a number of other private corporations.

     BRUCE J. WALKER has been a Director of the Company since June 2001. Dr. Walker has been Dean of the College of Business and Professor of Marketing at the University of Missouri-Columbia since 1990. Previously, he was a marketing faculty member and department chair at Arizona State University. Dr. Walker serves as a director of Boone County National Bank, headquartered in Columbia, Missouri.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

DIRECTORS CONTINUING UNTIL 2006 ANNUAL MEETING

CLASS III DIRECTORS

     LEONHARD DREIMANN has served as Chief Executive Officer and a director of the Company since its inception in August 1988 and is a founder of the Company. From 1988 to July 1998, Mr. Dreimann served as President of the Company. From 1987 to 1988, Mr. Dreimann served as president of the Company's predecessor Salton, Inc., a wholly-owned subsidiary of SEVKO, Inc. Prior to 1987, Mr. Dreimann served as managing director of Salton Australia Pty. Ltd., a distributor of Salton brand kitchen appliances. Mr. Dreimann serves on the board of directors of Amalgamated Appliance Holdings Limited, a South African publicly-held company that is a manufacturer and distributor of branded consumer electronics and appliances in South Africa.

     STEVEN OYER has been a director of the Company since March 2003. Mr. Oyer has been vice president, global business development, and sales for Standard & Poor's Portfolio Services since October 2001. Prior to joining Standard & Poor's, Mr. Oyer served as the chief financial officer of Saflink Corporation, a public biometric software company. From 1995 to November 2000, Mr. Oyer worked for Murray Johnstone International Ltd.

     LESTER LEE has been a director of the Company since September 2005. Mr. Lee served as President, North America of Rayovac Corporation from November 2003 to April 2005. From August 1977 to November 2003, Mr. Lee served in several management positions at Remington Consumer Products, most recently as President, North America from January 2001 to November 2003. Prior to that time, Mr. Lee served in management positions at Pacific Bell Mobile Services from 1995 to 1997 and at Norelco Consumer Products Company from 1989 to 1995.

DIRECTORS CONTINUING UNTIL 2007 ANNUAL MEETING

CLASS I DIRECTORS

     DAVID C. SABIN has served as Chairman of the Company since September 1991 and has served as Secretary and a director of the Company since its inception in August 1988 and is a founder of the Company. Mr. Sabin served as the president and a director of Glacier Holdings from December 1988 through May 1994 and as a director of Salton Time Inc., a wholly-owned subsidiary of Glacier Holdings, from 1989 until 1994. Salton Time was an importer and distributor of quartz wall and alarm clocks.

     WILLIAM B. RUE has been a director of the Company since August 1998. Mr. Rue has served as President of the Company since August 1998, as Chief Operating Officer of the Company since December, 1994 and as Chief Financial Officer and Treasurer of the Company from September, 1988 to January 1999. From 1985 to 1988, he was Treasurer of SEVKO, Inc. and from 1982 to 1984 he was Vice President-Finance of Detroit Tool Industries Corporation. Prior to that time, Mr. Rue had been employed since 1974 by the accounting firm of

Touche Ross & Co. Mr. Rue serves on the board of directors of Amalgamated Appliance Holdings limited, a South African publicly-held company that is a manufacturer and distributor of branded consumer electronics and appliances in South Africa.

     ROBERT A. BERGMANN has been a director of the Company since August 1998. Mr. Bergmann has been a Managing Director of Centre Partners Management LLC since 1998. From 1995 to 1998, Mr. Bergmann served as a Principal of Centre Partners Management LLC and from 1989 to 1995 he held various positions at Centre Partners L.P. Mr. Bergmann serves as a director of Bravo Corporation and a number of other private corporations.

                 PROPOSAL TWO:  RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     We are asking you to ratify the Board selection of Deloitte & Touche LLP ("D&T") as independent auditors for fiscal 2006.

     The Audit Committee appointed D&T to serve as independent public accountants to audit the financial statements of the Company for fiscal 2006, and has directed that management submit the selection of the independent public accountants for ratification by the stockholders at the 2005 Annual Meeting of Stockholders. The Audit Committee made this decision after evaluating the qualifications, performance and independence of D&T, including considering whether D&T's quality controls are adequate and whether the performance of permitted non-audit services by D&T are compatible with maintaining its independence.

     D&T has audited the Company's financial statements for each fiscal year since the fiscal year ended July 1, 1989. Representatives of D&T are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

INDEPENDENT AUDITOR FEES

     The aggregate fees billed by D&T for professional services for each of the last two fiscal years are as follows:

                                                              FISCAL 2005   FISCAL 2004
                                                              -----------   -----------
Audit Fees(1)...............................................  $2,703,155    $1,367,100
Audit-Related Fees(2).......................................  $   19,360    $  205,800
Tax Fees(3).................................................  $  453,055    $  399,800
                                                              ----------    ----------
Total.......................................................  $3,175,570    $1,972,700
                                                              ==========    ==========

---------------

(1) Audit fees paid for fiscal 2005 and 2004 are for professional services for the audit of the Company's consolidated financial statement included in the Annual Report of Form 10-K, review of financial statements included in the Company's Quarterly Reports on Form 10-Q, statutory and regulatory audits of foreign entities, and required letters for SEC filings. Fees paid for 2005 also include Sarbanes-Oxley Act Section 404 testing and attestation.

(2) Audit-related fees paid for fiscal 2004 were for Sarbanes-Oxley Act Section 404 readiness reviews and consultation on reporting matters.

(3) Tax fees paid for fiscal 2005 and 2004 were primarily for tax compliance and tax planning and advice services. Tax compliance services are rendered primarily in connection with U.S. and foreign tax filings. Tax planning and advice services include consultation regarding tax planning strategies.

     The Audit Committee reviews audit and non-audit services performed by D&T, as well as the fees charged by D&T for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence.

     We have, as required by SEC regulations which became effective in May 2003, put into place a policy which outlines procedures intended to ensure that our Audit Committee pre-approves all audit and non-audit services provided to the Company by our auditors. The policy provides for (a) general pre-approval of certain specified services, and (b) specific pre-approval of all other permitted services, as well as proposed services exceeding pre-approved cost levels.

     For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee will also consider whether the independent auditor may be best positioned to provide the most effective and efficient services, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

     The Audit Committee is also mindful of the relationship between fees for audit and non-audit services, in deciding whether to re-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as "all other services."

     The appendices to the policy describe the audit, audit-related, tax and all other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is twelve months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by our auditors without requiring further approval from the Audit Committee. The Audit Committee may add to, or subtract from, the list of general pre-approved services from time to time.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2006.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the 2005 Annual Meeting of Stockholders other than those set forth in the Notice of Annual Meeting accompanying this Proxy Statement. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote on such matters in accordance with their best judgment. This discretionary authority is granted by the execution of the enclosed form of proxy.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 25, 2005 by (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each of the directors and executive officers of the Company and (iii) all executive officers and directors of the Company as a group. The number of shares of Common Stock shown as owned by the persons and group named below assumes the exercise of all currently exercisable options and the conversion of all shares of Series A Preferred Stock held by such persons and group, and the percentage shown assumes the exercise of such options and the conversion of such shares and assumes that no options held by others are exercised.

                                                               NUMBER OF      PERCENTAGE
                                                                 SHARES       OF SHARES
                                                              BENEFICIALLY   BENEFICIALLY
                 NAME OF BENEFICIAL HOLDER                      OWNED(1)        OWNED
                 -------------------------                    ------------   ------------
Centre Partners Group(2)....................................   4,074,264         23.9%
Contrarian Equity Fund(3)...................................   2,502,422         14.7
Kenneth S. Battye(4)........................................   1,137,119          6.7
Wellington Management Company, LLP(5).......................   1,019,200          6.0
FMR Corp(6).................................................     952,200          5.6
Dimensional Fund Advisors Inc.(7)...........................     894,700          5.2
Mr. Leonhard Dreimann(8)....................................   1,106,706          6.3
Mr. David C. Sabin(9).......................................   1,017,034          5.8
Mr. William B. Rue(10)......................................     854,822          4.9
Mr. David M. Mulder(11).....................................      84,400            *
Mr. Robert A. Bergmann(2)...................................      10,000            *
Mr. Steven Oyer(12).........................................       2,000            *
Mr. Lester C. Lee...........................................          --            *
Mr. Bruce G. Pollack(2).....................................      10,000            *
Mr. Daniel J. Stubler.......................................          --            *
Mr. Bruce J. Walker(12).....................................       9,500            *
All Directors and executive officers as a group (10
  persons)(13)..............................................   3,094,462         16.5%

---------------

  * Less than 1%.

 (1) Unless otherwise indicated below, the persons named in the table above have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficially owned shares include shares subject to options exercisable within 60 days of October 25, 2005.

 (2) Consists of an aggregate of 544,852 shares of Common Stock and 40,000 shares of Series A Preferred Stock: (i) 167,705 shares of Common Stock and 12,312 shares of Series A Preferred Stock owned of record by Centre Capital Investors II, L.P. ("Investors II"), (ii) 54,563 shares of Common Stock and 4,006 shares of Series A Preferred Stock owned of record by Centre Capital Tax-Exempt Investors II, L.P. ("Tax-Exempt II"), (iii) 36,489 shares of Common Stock and 2,679 shares of Series A Preferred Stock owned of record by Centre Capital Offshore Investors II, L.P. ("Offshore II"), (iv) 2,576 shares of Common Stock and 189 of Series A Preferred Stock shares owned of record by Centre Parallel Management Partners, L.P. ("Parallel"), (v) 28,836 shares of Common Stock and 2,117 shares of Series A Preferred Stock owned of record by Centre Partners Coinvestment, L.P. ("Coinvestment") and
     (vi) 254,683 shares of Common Stock and 18,697 shares of Series A Preferred Stock owned of record of the State Board of Administration of Florida (the "Florida Board"). As of October 25, 2005, the 40,000 shares of Series A Preferred Stock were convertible into 3,529,412 shares of the Common Stock. Investors II, Tax-Exempt II and Offshore II are limited partnerships, of which the general partner of each is Centre Partners II, L.P. ("Partners II"), and of which Centre Partners Management LLC ("Centre Management") is an attorney-in-fact. Parallel and Coinvestment are also limited partnerships. In its capacity as manager of certain investments for the Florida Board pursuant to a management agreement, Centre Management is an attorney-in-fact of Parallel. Centre Partners II LLC is the ultimate general partner of each of Investors II, Tax-Exempt II, Offshore II, Parallel and Coinvestment. Bruce G. Pollack and Robert Bergmann are Managing Directors of Centre Management and Centre Partners II LLC and as such may be deemed to beneficially own and share the power to vote or dispose of the Common Stock and Series A Preferred Stock held by Investors II, Tax-exempt II, Offshore II, Parallel, Coinvestment and the Florida Board. Mr. Pollack and Robert Bergmann disclaim the beneficial ownership of such Common Stock and Series A Preferred Stock. Each of Mr. Pollack and Mr. Bergmann beneficially owns 10,000 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options.

 (3) Based on a Form 4 filed on September 14, 2005.

 (4) Based on Schedule 13G/A filed on February 14, 2005, Mr. Battye has shared voting and dispositive power of 1,137,119 shares of Common Stock with John Battye, Susan Battye and Audrey Drossner.

 (5) Based on a Schedule 13G/A filed on February 14, 2005, Wellington, in its capacity as investment advisor, may be deemed to beneficially own 1,019,200 shares of Common Stock, with shared voting power of 856,600 shares and shared dispositive power of 1,019,200 shares.

 (6) Based on Schedule 13G/A filed on February 14, 2005, FMR Corp. has sole dispositive power of 952,200 shares of Common Stock.

 (7) Based on Schedule 13G filed on February 9, 2005, Dimensional Fund Advisors has sole voting and dispositive power of 894,700 shares of Common Stock.

 (8) Includes, with respect to Mr. Dreimann, 550,256 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options.

 (9) Includes 550,256 shares of common stock which may be acquired upon the exercise of immediately exercisable stock options. Also includes 204,701 shares owned by Duquesne Financial Corporation ("Duquesne"), a corporation which is owned by Susan Sabin. Susan Sabin is David Sabin's wife. Mr. Sabin disclaims beneficial ownership of all shares owned by Duquesne.

(10) Includes, with respect to Mr. Rue, 550,256 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options.

(11) Includes, with respect to Mr. Mulder, 75,000 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options.

(12) Includes, with respect to each of Messrs. Oyer and Walker, 2,000 and 6,000 shares, respectively, of Common Stock which may be acquired upon the exercise of immediately exercisable options.

(13) Includes an aggregate of 1,753,768 shares which may be acquired by Directors and officers of the Company upon the exercise of immediately exercisable options. See footnotes 1 and 8 through 12 above.

     The addresses of the persons shown in the table above who are beneficial owners of more than five percent of the Company's Common Stock are as follows:
Centre Partners Management LLC, 30 Rockefeller Plaza, Suite 5050, New York, New York 10020; Contrarian Equity Fund, 411 West Putman Avenue, Suite 225, Greenwich, CT 06830; Kenneth Battye, 14 Roland Mews, Baltimore, Maryland 21210; Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109; FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109; Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401; and Leonhard Dreimann, David C. Sabin and William B. Rue, 1955 Field Court, Lake Forest, Illinois 60045.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table shows the total compensation received by the Company's Chief Executive Officer and its other executive officers for each of the fiscal years ending July 2, 2005, July 3, 2004, and June 28, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                 -------------------------------
                                                                                        AWARDS           PAYOUTS
                                                    ANNUAL COMPENSATION          ---------------------   -------
                                             ---------------------------------   RESTRICTED
                                                                  OTHER ANNUAL     STOCK      OPTIONS/    LTPP      ALL OTHER
                                             SALARY      BONUS    COMPENSATION    AWARD(S)      SARS     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR      $          $         ($)(1)         (#)         (#)        ($)        ($)(5)
---------------------------           ----   -------    -------   ------------   ----------   --------   -------   ------------
Leonhard Dreimann...................  2005   420,000(2)              48,217         --                     --          8,325
  (Chief Executive Officer).........  2004   593,078(2)              52,996         --                     --          5,945
                                      2003   575,000    180,000      52,421         --        200,000(3)   --          5,500
David C. Sabin......................  2005   420,000(2)              32,061         --                     --          8,325
  (Chairman and Secretary)..........  2004   593,078(2)              36,332         --                     --         11,513
                                      2003   575,000    180,000      36,699         --        200,000(3)   --          5,500
William B. Rue......................  2005   420,000(2)              51,865         --                     --          8,325
  (President and Chief                2004   593,078(2)              60,487         --                     --          5,945
  Operating Officer)                  2003   575,000    180,000      55,411         --        200,000(3)   --          5,500
David M. Mulder.....................  2005   300,000                 24,641         --                     --          6,500
  (Executive Vice President,          2004   300,000                 27,023         --                     --          4,529
  Chief Administrative                2003   287,500     75,000      20,294         --         50,000(4)   --             --
  Officer and Senior Financial
  Officer)

---------------

(1) Consists primarily of reimbursement for costs associated with use and maintenance of an automobile.

(2) Messrs. Dreimann, Sabin and Rue have voluntarily requested that their annual salaries be reduced from $600,000 to $420,000 effective June 7, 2004 and continuing until management determines that the Company's U.S. restructuring plan is successfully implemented.

(3) Options to purchase 200,000 shares were awarded on October 7, 2002 at an exercise price equal to the fair market value of the Common Stock on the date of grant ($9.00).

(4) Options to purchase 50,000 shares were awarded on October 7, 2002 at an exercise price equal to the fair market value of the Common Stock on the date of grant ($9.00).

(5) Matching contributions under the Company's 401k and deferred compensation plans.

     No options were granted to any named executive officer during the fiscal year ended July 2, 2005. The following table sets forth certain information with respect to the unexercised options to purchase the Common Stock held by the named executive officers at July 2, 2005. None of the named executive officers exercised any stock options during the fiscal year ended July 2, 2005.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                           YEAR-END OPTION/SAR VALUES

                                                                                VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS/SARS AT
                                              OPTIONS/SARS AT FY-END(#)             FY-END($)(1)
                                            -----------------------------   -----------------------------
                   NAME                     EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
                   ----                     -----------     -------------   -----------     -------------
Leonhard Dreimann.........................    483,590          66,666           $0               $0
David C. Sabin............................    588,590          66,666           $0               $0
William B. Rue............................    588,590          66,666           $0               $0
David M. Mulder...........................     58,333          16,667           $0               $0

---------------

(1) Based on the fair market value of the Common Stock on July 2, 2005 ($1.13 per share) less the option exercise price.

EMPLOYMENT AGREEMENTS

     David C. Sabin (Chairman of the Board), Leonhard Dreimann (Chief Executive Officer), and William B. Rue (President, Chief Operating Officer), each has entered into an employment agreement, effective as of January 1, 2003, which provide for the continued employment of each in his present capacity with the Company through the last day of the fiscal year closest to June 30, 2006; provided that commencing on July 1, 2005, the term is automatically extended each day by one day to create a new one-year term unless a 12-month written notice of an intention not to extend is given by either party. The employment agreements may not be terminated (1) within the two year period after a change in control of the Company nor (2) while a change in control is imminent.

     Each of the executives is entitled to an annual salary at the rate of $600,000, subject to an annual increase (commencing January 1, 2004) of up to 10% based on growth in the Company's EBITDA from the prior calendar year. Each of the executives is entitled to a cash bonus with respect to the 2002 calendar year at a level determined in a manner consistent with past bonus determinations made under the executives' prior employment agreements. In addition, each of the executives is entitled to participate in the Company's Management Incentive Plan as determined by the Company during each fiscal year ending during the term of the employment agreements. The bonus if the company achieves maximum performance goals will be 150% of an executive's salary.

     Under the terms of the employment agreements, if the executive is terminated without cause or resigns with good reason (other than during the two-year period following a change of control), he is entitled to receive: (1) a prorata bonus for year of termination, (2) a lump-sum payment equal to the greater of one year of salary and target bonus (as if the Company achieved target performance goals for the remainder of the fiscal year) or his salary and target bonus for the remainder of the term, (3) a cash payment equal to all unvested benefits forfeited upon termination, and (4) continuation of welfare benefits for the greater of one year or the remainder of the term. If the executive is terminated without cause or resigns with good reason within two years after a change of control of the Company, he is entitled to receive: (1) a prorata bonus for year of termination, (2) a lump-sum payment equal to two times the sum of his annual salary and the greater of (a) target bonus or (b) the actual annual bonus paid or payable to the executive for the last fiscal year,
(3) a cash payment equal to all unvested benefits forfeited upon termination,
(4) full acceleration of vesting on stock options and restricted stock, (5) a lump sum payment of executive's Supplemental Executive Retirement Plan Benefit, and (6) continuation of welfare benefits for three years. In addition, if an executive becomes subject to the 20% excise tax on certain payments made in connection with a change in control, the Company will gross-up the executive for all tax payments only if executive would be more than 10% better off than if severance were capped. Otherwise, the executive's change in control severance will be capped at the largest amount payable without incurring the 20% excise tax.

     The Company has also entered into an employment agreement, effective as of January 1, 2003, with David M. Mulder (Executive Vice President, Chief Administrative Officer and Senior Financial Officer). The terms of the agreement are substantially the same as those set forth above, except that: (1) the initial term is through the last day of the fiscal year closest to June 30, 2005; (2) the annual salary is $300,000; (3) the annual cash bonuses will be up to 100% of salary; and (4) the change in control severance is capped at the largest amount payable without incurring the 20% excise tax.

     Each of the executives is subject to a confidentiality agreement and an 18-month non-solicitation and non-competition covenant following any termination of employment.

     In connection with the employment agreements, the Company granted to each of Messrs. Sabin, Dreimann and Rue options to purchase 200,000 shares of Common Stock and to Mr. Mulder options to purchase 50,000 shares of Common Stock. The options have an exercise price of $9.00 per share and vest 33 1/3% on each of the first three anniversaries of the grant date.

     Each of the executives has agreed that, without the approval of a majority of the non-employee directors of the Company: (1) the executive will not sell or otherwise transfer any shares of Common Stock which he beneficially owns as of the date of his employment agreement (including shares of Common Stock underlying any stock options) for a two year period following the execution of his employment agreement; and (2) the executive will not sell or otherwise transfer prior to June 30, 2006 any shares of restricted common stock issued to the executive by the Company after the date of his employment agreement or any shares of Common Stock which he acquires upon exercise of the options to purchase shares granted in connection with his employment agreement or any other options granted after the date of his employment agreement. Notwithstanding the foregoing, each executive may (a) sell sufficient shares obtained via exercise of options to cover applicable tax obligations relating to such option exercise,
(b) sell up to 75,000 shares between the first and second anniversary of his employment agreement and (c) make transfers to family members.

                         EXECUTIVE COMPENSATION REPORT

     The Compensation Committee is responsible for administering the compensation program for the executive officers of the Company.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for the fiscal year ended July 2, 2005.

     OBJECTIVES AND POLICIES. The Company's executive compensation program is designed to enable the Company to recruit, retain and motivate the high quality employees it needs. As a result, the Committee has determined that executive compensation opportunities, including those for Mr. Dreimann, should create incentives for superior performance and consequences for below target performance.

     The Company's executive compensation mix includes a base salary, annual bonus awards and long-term compensation in the form of stock options. Through this compensation structure, the Company aims to:

     - attract and retain highly qualified and talented executives,

     - provide appropriate incentives to motivate those individuals to maximize stockholder returns by producing sustained superior performance, and

     - reward them for outstanding individual contributions to the achievement of the Company's near-term and long-term business objectives.

     The Committee's policy is that a significant portion of the executive's compensation opportunities must be tied to achievement of annual objectives of the Company.

     BASE SALARY. The base salary for Mr. Dreimann and the other executive officers are established by employment agreements between the Company and these executives. The Board of Directors approved the employment agreements discussed above after reviewing data derived from compensation surveys and other advisory services provided by an independent consultant and other publicly available competitive compensation data. The Committee may in its discretion make salary increases based on an assessment of each executive's performance against the underlying accountabilities of each executive's position.

     ANNUAL INCENTIVES. Payments of bonuses to executives are tied to the Company's level of achievement of annual financial performance targets, establishing a direct link between executive pay and Company profitability. Annual financial performance targets are based upon the financial budget for the Company as reviewed by the Board of Directors. Annual incentive payments are paid only when actual performance exceeds those set forth in the budget. Each of Messrs. Sabin, Dreimann, Rue and Mulder is entitled to receive an annual cash bonus for each fiscal year during the term of his employment agreement based on achievement of performance goals. The maximum annual incentive payment is 150% of base salary.

     LONG-TERM INCENTIVE COMPENSATION. The Committee supports awards of equity based compensation in order to align the interests of Salton executives with Salton stockholders. The objective of these awards is to advance the longer term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental stockholder value and the attainment of long-term earnings goals.

     The Company's long-term incentives have historically been primarily in the form of stock option awards. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The Committee decides on the number and timing of stock option grants to executive officers based on its assessment of the performance of each executive. The Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the prevailing circumstances. The executive's right to the stock options generally vest over a period and each option is exercisable, but only to the extent it has vested, over a ten-year period following its grant.

     The Committee is closely monitoring the trend regarding expensing stock options and re-evaluating the role of stock options as a component of long-term compensation. The Compensation Committee is also in the process of reviewing other alternative forms of long-term compensation available under Salton's equity plans, including restricted stock and stock appreciation rights, that will motivate Salton's executives and align their interests with those of the stockholders.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Dreimann's base salary and benefits for the fiscal year ended July 2, 2005 were based on his rights under his employment agreement. Mr. Dreimann, together with David C. Sabin and William
B. Rue, voluntarily requested that their base salaries be reduced from $600,000 to $420,000 effective June 7, 2004 and continuing until they determine that the Company's U.S. restructuring plan has been successfully implemented. Neither Mr. Dreimann nor any other executive officer received an annual incentive payment for fiscal 2005 because the corporate performance goals previously established by the Compensation Committee were not met. No stock options were granted to Mr. Dreimann or any other executive officer during fiscal 2005.

     LIMITS TO TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. The Committee reviews from time to time the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Committee intends to maintain the flexibility to take actions that we consider to be in the best interests of the Company and our stockholders and which may be based on considerations in addition to tax deductibility.

                                          COMPENSATION COMMITTEE

                                          Robert A. Bergmann(Chairman)
                                          Bruce G. Pollack

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Robert A. Bergmann and Bruce G. Pollack. No member of the Compensation Committee was at any time during 2005, or formerly, an officer or employee of Salton or any subsidiary of Salton. No executive officer of Salton has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, while an executive officer of that other entity served as a director of or member of the Compensation Committee of Salton.

AUDIT COMMITTEE REPORT

     The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

     The Audit Committee of the Board of Directors is primarily responsible for assisting the Board of Directors in carrying out its duties as they relate to the Company's accounting policies and its internal control and financial reporting practices. The Audit Committee manages the Company's relationship with its independent auditors, who report directly to the Audit Committee. The Audit Committee has the authority to obtain advice from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

     The Audit Committee serves under a charter adopted by the Board of Directors that specifies the responsibilities of the Audit Committee. The Audit Committee is comprised entirely of outside directors, each of whom is independent as defined by the rules of the NYSE. All members of the Audit Committee are financially literate within the meaning of the NYSE rules and Steven Oyer is an "audit committee financial expert" as that term is defined by the rules of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company's independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationship that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

     The Audit Committee has established a procedure for receiving and addressing anonymous complaints regarding financial or accounting irregularities. Any such complaints are reviewed by the appropriate personnel in the Company, including the General Counsel. The Audit Committee has delegated to the General Counsel of the Company the responsibility and authority to conduct prompt and thorough investigations of any allegations or suspicions of violations of law, rules and regulations, the code of Conduct or any other policy. The General Counsel shall (i) evaluate the gravity and credibility of any alleged violation, (ii) initiate informal inquiries or formal investigations as appropriate, (iii) report the results of such inquiry or investigation to senior management or the Audit Committee, as appropriate, and (iv) recommend appropriate action against violators, including but not limited to termination of employment.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, both with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended July 2, 2005, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Report on Form 10-K for the fiscal year ended July 2, 2005, which has been filed with the Securities and Exchange Commission.

     Submitted on behalf of the Audit Committee of the Board of Directors.

                                          AUDIT COMMITTEE

                                          Steven Oyer
                                          Bruce G. Pollack
                                          Bruce J. Walker

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of the outstanding Common Stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater-than-10% beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of the forms furnished to the Company and other information, we believe that all of these reporting persons complied with their filing requirement for fiscal 2005.

STOCK PERFORMANCE GRAPH

     The following graph compares the performance of the Company with the performance of the Standard & Poor's 500 Stock Index (S&P 500), the S&P Small Cap 600 and the average performance of a group consisting of the Company's peer corporations which are industry competitors for the period from June 30, 2000 to June 30, 2005. The corporations making up the peer companies group are Craftmade International Inc., Helen of Troy Corp., National Presto Industries Inc., Global-Tech Appliances and Applica, Inc. (formerly known as Windmere-Durable Holdings, Inc.) The graph assumes that the value of the investment in the Common Stock and each index was $100 at June 30, 2000 and that all dividends, if any, were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                           5 YEARS THROUGH JUNE 2005

                              (PERFORMANCE GRAPH)
---------------


                        2000      2001      2002      2003      2004      2005
 Salton, Inc.          $100.0    48.27     38.92     24.46     14.53        3.09
 S&P 500               $100.0    85.18     69.86     70.04     83.42       88.69
 S&P SMALLCAP 600      $100.0    111.12    111.43    107.44    145.30     164.85
 Peer Group Only       $100.0    105.70    137.03    141.60    249.19     178.06

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in our 2005 proxy statement, we must receive them on or before July 16, 2006. Please address your proposals to: WILLIAM B. RUE, PRESIDENT AND CHIEF OPERATING OFFICER, SALTON, INC., 1955 FIELD COURT, LAKE FOREST, ILLINOIS 60045.

     Under our By-laws, if you wish to nominate directors or bring other business before the stockholders:

     - You must notify the Secretary in writing not less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, you may notify us not earlier than 90 days before such annual meeting and not later than the later of (1) the 60th day prior to such annual meeting or (2) 10 days after the first public announcement of the meeting date.

     - Your notice must contain the specific information required in our By-laws.

     Please note that these requirements relate only to matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC's requirements to have your proposal included in our proxy statement.

     If you would like a copy of our By-laws, we will send you one without charge. Please write to the Secretary of the Company.

                                 ANNUAL REPORT

     The Company's 2005 Annual Report to Stockholders is being mailed to stockholders concurrently with this Proxy Statement and does not form a part of the proxy solicitation material.

     Under Securities and Exchange Commission rules brokers and banks that hold stock for the account of their customers are permitted to deliver a single annual report and proxy statement (as well as other shareholder communications from the issuer) to two or more stockholders who share the same address. If you and other residents at your mailing address own Common Stock through a broker or bank, you may have received only a single copy of this Proxy Statement and the 2005 Annual Report to Stockholders. Upon written or oral request to the Assistant Secretary of the Company at the corporate headquarters Salton, Inc., 1955 Field Court, Lake Forest, Illinois 60045 (847) 803-4600, the Company will deliver promptly a separate copy of the Proxy Statement and the 2005 Annual Report to Stockholders to any stockholder at a shared address to which a single copy of this Proxy Statement and the 2005 Annual Report to Stockholders was delivered.

     By written or oral request to the same address or phone number stated above, a stockholder may notify the Company that the stockholder wishes to receive a separate Annual Report or Proxy Statement in the future. Your notice should include the name of your brokerage firm or bank and your account number. If you hold your shares of Common Stock through a broker or bank and are receiving multiple copies of the Proxy Statement and Annual Report at your address and would like to receive only one copy of your household, please contact your broker or bank.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may refrain from voting in person and allow their proxies to be voted.

                                          By Order of the Board of Directors

                                          (-s- DAVID C. SABIN)

                                          David C. Sabin
                                          Secretary

November 10, 2005

                                   APPENDIX A
                                  SALTON, INC.
                            AUDIT COMMITTEE CHARTER
            (ADOPTED BY THE BOARD OF DIRECTORS ON SEPTEMBER 2, 2004)

PURPOSES

     The Audit Committee (the "Committee") is a standing committee appointed by the Board of Directors (the "Board") of Salton, Inc. (the "Corporation") to assist the Board in fulfilling its oversight responsibilities in monitoring the integrity of the financial statements and other financial information provided by the Corporation to the public; the Corporation's systems of disclosure controls and internal controls regarding finance, accounting, legal and regulatory compliance and ethics that management and the Board have established; the independent auditor's qualifications, independence and performance; the assessment of business risk management policies; the performance of the Corporation's internal audit function; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Corporation's annual proxy statement.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.

MEMBERSHIP, STRUCTURE AND OPERATIONS

     The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet any then applicable independence requirements and must have such additional qualifications and experience as may from time to time be required by the New York Stock Exchange and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     The members of the Committee shall be elected, replaced and shall serve at the pleasure of the Board for such term or terms as the Board may determine. The Board, based on nominations recommended by the Corporation's Nominating and Governance Committee, shall elect members of the Committee. Committee members may resign by giving written notice to the Board. A Committee member may resign Committee membership without resigning from the Board, but a member shall automatically cease to be a member of the Committee upon either ceasing to be a member of the Board or ceasing to be "independent" as required above.

     The Board shall designate one member of the Committee as its chairperson. The chairperson, in consultation with Committee members, will determine the frequency and length of meetings necessary to carry out the Committee's responsibilities. The chairperson shall preside at each meeting or, in the absence of the chairperson, one of the other members of the Committee shall be designated as the acting chair of the meeting. The chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Committee meeting. The draft agenda shall be reviewed and approved by the Committee chairperson (or acting chair) in advance of distribution to the other Committee members. Any background materials, together with the agenda, should if practicable be distributed to the Committee members in advance of the meeting. All meetings of the Committee shall be held pursuant to the By-laws of the Corporation with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved at a subsequent meeting, shall be duly filed in the Corporation records. The Corporate Secretary is responsible for the distribution of the meeting agenda and the retention of appropriate Committee documentation.

MEETINGS

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee and provide pertinent information as necessary.

DUTIES AND RESPONSIBILITIES

     The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

     The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance. The Committee shall also prepare an audit committee report as may be required by the Commission to be included in the Corporation's annual proxy statement.

     The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

     1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations", and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K.

     2. Review and discuss with management and the independent auditor the Corporation's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements and the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles, any major issues as to the adequacy of the Corporation's internal controls and any special steps adopted in light of material control deficiencies.

     4. Review and discuss quarterly reports from the independent auditors on:

          (a) All critical accounting policies and practices to be used.

          (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

          (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     5. Discuss with management the Corporation's earnings press releases, including the use of any "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

     6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation's financial statements.

     7. Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies. Review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation's contingent liabilities and risks.

     8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management's response thereto, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     9. Review disclosures made to the Audit Committee by the Corporation's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

Oversight of the Corporation's Relationship with the Independent Auditor

     10. Review and evaluate the lead partner of the independent auditor team.

     11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,
(c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors.

     12. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

     13. Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

     14. Approve the Corporation's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation or who have worked for the Corporation's independent auditor within the last five years.

     15. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Corporation's Internal Audit Function

     16. Review the appointment and replacement of the senior internal auditing officer.

     17. Review any significant matters contained in reports to management prepared by the internal auditing department and management's responses thereto.

     18. Review with the independent auditor, the Corporation's senior internal auditing officer, and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Corporation and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

     19. Review, at least annually, the scope and results of the then current and future internal audit programs, including procedures for implementing accepted recommendations made by the internal auditors, and the plans, activities, staffing, budget and organizational structure of the internal audit function.

Compliance Oversight Responsibilities

     20. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

     21. Obtain reports from management, legal counsel, the senior internal auditing officer and other third parties as determined by the Committee regarding the compliance status of the Corporation and its subsidiaries with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations.

     22. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     23. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

     24. Discuss with the Corporation's counsel legal matters that may have a material impact on the financial statements or the Corporation's compliance policies.

AUTHORITY AND RESOURCES

     The Corporation shall provide the Audit Committee the resources and assistance necessary to discharge its duties and responsibilities, including unrestricted access to Corporation personnel and documents. To the extent permitted by applicable law and New York Stock Exchange rules, the Committee may form and delegate authority to one or more subcommittees comprised of one or more members of the Committee.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain and obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee shall have sole authority to retain and terminate any consultant or firm retained to advise the Committee on matters within its sphere of responsibility, including sole authority to approve such person's or firm's fees and other terms of retention.

     The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report, for payment of compensation to any advisors employed by the Audit Committee, and for the ordinary administrative expenses of the Audit Committee.

                                                                      APPENDIX B

                                  SALTON, INC.
                         COMPENSATION COMMITTEE CHARTER
                           OF THE BOARD OF DIRECTORS
            (ADOPTED BY THE BOARD OF DIRECTORS ON SEPTEMBER 2, 2004)

I.  PURPOSES

     The Compensation Committee (the "Committee") is a standing committee appointed by the Board of Directors (the "Board") of Salton, Inc. (the "Corporation"):

          1. To discharge the Board's responsibilities relating to compensation of the Corporation's executives;

          2. To oversee the Corporation's compensation and benefit plans for the chief executive officer ("CEO"), key executives, officers and employees, with a goal of assuring that such arrangements are competitive, support the Corporation's overall business strategy and are fair in relation to personal and overall business performance;

          3. To oversee the Corporation's management development planning process consistent with the long-term needs of the Corporation, including executive succession plans for key executive officer positions including CEO; and

          4. To produce an annual report on executive compensation for inclusion in the Corporation's proxy statement.

II.  MEMBERSHIP, STRUCTURE AND OPERATIONS

     The Committee shall consist of two or more members of the Board. The members of the Committee shall meet, and shall be determined by the Board to meet, the independence requirements of the New York Stock Exchange and the Corporation's Corporate Governance Guidelines. In addition, two or more members of the Committee shall be "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

     The members of the Committee shall be elected, replaced and shall serve at the pleasure of the Board for such term or terms as the Board may determine. The Board, based on nominations recommended by the Corporation's Nominating and Governance Committee, shall elect members of the Committee. Committee members may resign by giving written notice to the Board. A Committee member may resign Committee membership without resigning from the Board, but a member shall automatically cease to be a member of the Committee upon either ceasing to be a member of the Board or ceasing to be "independent" as required above.

     The Board shall designate one member of the Committee as its chairperson. The chairperson, in consultation with Committee members, will determine the frequency and length of meetings necessary to carry out the Committee's responsibilities. The chairperson shall preside at each meeting or, in the absence of the chairperson, one of the other members of the Committee shall be designated as the acting chair of the meeting. The chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Committee meeting. The draft agenda shall be reviewed and approved by the Committee chairperson (or acting chair) in advance of distribution to the other Committee members. Any background materials, together with the agenda, should if practicable be distributed to the Committee members in advance of the meeting. All meetings of the Committee shall be held pursuant to the By-laws of the Corporation with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved at a subsequent meeting, shall be duly filed in the Corporation records. The Corporate Secretary is responsible for the distribution of the meeting agenda and the retention of appropriate Committee documentation. The Committee may invite the CEO and members of management to its meetings, as the Committee deems appropriate.

III.  DUTIES AND RESPONSIBILITIES

     The Committee's duties and responsibilities shall be:

          1. To establish, in consultation with senior management, the Corporation's general compensation philosophy, and oversee the development and implementation of compensation programs.

          2. To annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Corporation's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years. Nothing in this charter should be construed as precluding discussion of CEO compensation with the Board generally.

          3. To review and approve all elements of remuneration for the executive officers of the Corporation, including: (a) annual base salary level, (b) annual incentive level, (c) long-term incentive level, stock options and other equity-based awards, (d) pension and other benefits, (e) employment agreements, (f) severance agreements, (g) change in control agreements or provisions and (h) any special or supplemental benefits.

          4. To review and approve all compensation strategies, policies and programs that encompass total remuneration of the Corporation's executive officers and key personnel.

          5. To make recommendations to the Board with respect to non-CEO compensation and the Corporation's incentive compensation plans and equity-based plans.

          6. To (a) administer the Corporation's management incentive plan, stock option plans and any other incentive plan or program providing for performance-based awards under Section 162(m) of the Internal Revenue Code with respect to those employees who are described in subsection 16(a) of the Securities Exchange Act of 1934 or who are or are expected to be "covered employees," as defined in Section 162(m) of the Internal Revenue Code, (b) approve all such grants or awards that are intended to be exempt from the application of either or both of such provisions, and (c) take such actions and have such responsibilities as may be set forth from time to time in such plans or programs. For purposes of Section 162(m), the Committee shall include only those members qualified as "outside" directors as defined in that section. In addition, for purposes of Rule 16b-3, the Committee shall include only those members qualified as "non-employee" directors as defined in that rule.

          7. To periodically review and assess the adequacy of programs and procedures designed to provide for the development, selection and succession of officers and key personnel within the Corporation.

          8. To make regular reports to the Board of actions taken and other matters deemed appropriate to be brought to the Board's attention at the next Board meeting.

          9. To review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

          10. To perform a self-evaluation of the performance of the Committee annually. The evaluation shall be conducted in such manner as the Committee deems appropriate. The evaluation shall compare the performance of the Committee with the requirements of this charter.

          11. To produce an annual report on executive compensation for inclusion in the Corporation's proxy statement in accordance with applicable law and regulations.

          12. To perform any other duties or responsibilities expressly delegated to the Committee by the Board.

IV.  AUTHORITY AND RESOURCES

          1. The Corporation shall provide the Committee the resources and assistance necessary to discharge its duties and responsibilities, including unrestricted access to Corporation personnel and documents.

          2. The Committee may form and delegate authority to one or more subcommittees comprised of one or more members of the Committee.

          3. The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems necessary or appropriate.

          4. The Committee shall have sole authority to retain and terminate any consultant or firm retained to advise the Committee on matters within its sphere of responsibility, including sole authority to approve such person's or firm's fees and other terms of retention.

                                                                      APPENDIX C

                                  SALTON, INC.
                           NOMINATING AND GOVERNANCE
                               COMMITTEE CHARTER
            (ADOPTED BY THE BOARD OF DIRECTORS ON SEPTEMBER 2, 2004)

I.  PURPOSES

     The Nominating and Governance Committee (the "Committee") is a standing committee appointed by the Board of Directors (the "Board") of Salton, Inc. (the "Corporation"):

          1. To assist the Board by identifying individuals qualified to become Board members,

          2. To recommend to the Board the director nominees for the next annual meeting of stockholders,

          3. To take a leadership role in shaping the corporate governance of the Corporation and recommend to the Board the Corporate Governance Guidelines applicable to the Corporation,

          4. To recommend to the Board director nominees for each Board committee,

          5. To evaluate competencies appropriate for the Board and to identify missing or under-represented competencies, and

          6. To assist in the evaluation of the Board and the evaluation of individual directors.

II.  MEMBERSHIP, STRUCTURE AND OPERATIONS

     The Committee shall consist of three or more members of the Board. The members of the Committee shall meet, and shall be determined by the Board to meet, the independence requirements of the New York Stock Exchange. The members of the Committee shall be elected, replaced and shall serve at the pleasure of the Board for such term or terms as the Board may determine. Committee members may resign by giving written notice to the Board. A Committee member may resign Committee membership without resigning from the Board, but a member shall automatically cease to be a member of the Committee upon either ceasing to be a member of the Board or ceasing to be "independent" as required above.

     The Board shall designate one member of the Committee as its chairperson. The chairperson, in consultation with Committee members, will determine the frequency and length of meetings necessary to carry out the Committee's responsibilities. The chairperson shall preside at each meeting or, in the absence of the chairperson, one of the other members of the Committee shall be designated as the acting chair of the meeting. The chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Committee meeting. The draft agenda shall be reviewed and approved by the Committee chairperson (or acting chair) in advance of distribution to the other Committee members. Any background materials, together with the agenda, should if practicable be distributed to the Committee members in advance of the meeting. All meetings of the Committee shall be held pursuant to the By-laws of the Corporation with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved at a subsequent meeting, shall be duly filed in the Corporation records. The Corporate Secretary is responsible for the distribution of the meeting agenda and the retention of appropriate Committee documentation.

III.  DUTIES AND RESPONSIBILITIES

     The Committee's duties and responsibilities shall be:

          1. To identify individuals believed to be qualified to become Board members and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders. In the case of a vacancy on the Board (including one created by an increase in the size of the Board), the

     Committee shall recommend to the Board an individual to fill such vacancy either through election by the Board or by stockholders.

          In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience, the extent to which the candidate's experience complements the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by management, but is not required to do so.

          To establish procedures for the Committee to exercise oversight of the evaluation of the chief executive officer (in cooperation with the Compensation Committee) and the Board. Board evaluation includes assessing overall Board membership against required Board competencies, effectiveness of Board meetings and relationships between Board members and management.

          3. To recommend to the Board members to serve on each committee of the Board and to identify Board members qualified to fill vacancies on any committee of the Board (including the Nominating and Governance Committee).

          In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including, without limitation, the consistency of the candidate's experience with the goals of the committee and the extent to which the candidate's experience complements the experience of the other committee members.

          4. To review and make recommendations to the Board regarding stockholder nominations for election as directors properly made in accordance with the procedures set forth in the Corporation's Bylaws.

          5. To recommend to the Board the class of directors in which a nominee should serve.

          6. To recommend to the Board from time to time any changes the Committee believes desirable in the size of the Board or in the size, function or structure of the standing committees of the Board.

          7. To develop and recommend to the Board for inclusion in the Corporation's Guidelines on Corporate Governance standards for determining the independence of directors consistent with the requirements of the New York Stock Exchange and other applicable laws or regulations and review those standards and recommend to the Board appropriate changes, if any, at least annually.

          8. To develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and to review those principles and recommend to the Board appropriate changes, if any, at least annually.

          9. To make regular reports to the Board no less frequently than annually.

          10. To perform a self-evaluation of the performance of the Committee annually. The evaluation shall be conducted in such manner as the Committee deems appropriate. The evaluation shall compare the performance of the Committee with the requirements of this charter. The evaluation shall also recommend to the Board any improvements to the committee's charter deemed necessary or desirable by the Committee.

          11. To recommend and periodically review the overall compensation program for directors, including retainer, meeting fees, perquisites, and any deferred compensation, stock option or other incentive or retirement plans.

          12. To recommend and periodically review share ownership expectations of Board members.

          13. Establish and oversee the Corporation's director orientation and continuing education programs and review and revise those programs as appropriate.

          14. Review any proposed amendments to the Corporation's Certificate of Incorporation and By-laws and recommend appropriate action to the Board.

     15. Recommend to the Board such additional actions related to corporate governance matters as the Committee may deem necessary or advisable from time to time.

     16. To perform any other duties or responsibilities expressly delegated to the Committee by the Board.

IV.  AUTHORITY

          1. The Committee may form and delegate authority to one or more subcommittees comprised of one or more members of the Committee.

          2. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firms' fees and other terms of retention.

          3. The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

V.  RESOURCES

     The Corporation shall provide the Committee the resources necessary to discharge its duties and responsibilities.

PROXY                                                                      PROXY


                                  SALTON, INC.
                         ANNUAL MEETING/DECEMBER 8, 2005
                       SOLICITED BY THE BOARD OF DIRECTORS

         Leonhard Dreimann, David C. Sabin and William B. Rue, or any one or more of them, each with power of substitution, are authorized to vote the shares of the undersigned at the annual meeting of stockholders of Salton, Inc. to be held December 8, 2005 and at any adjournment of that meeting. They shall vote on the matters described in the proxy statement accompanying the notice of meeting in accordance with the instructions on the reverse side of this card, and in their discretion on such other matters as may come before the meeting.

         IF NO SPECIFIC INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTORS AND FOR PROPOSALS 2 AND 3.

                                  SALTON, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]
                          (CONTINUE FROM REVERSE SIDE)


1.  Election of Class II Directors        FOR   WITHHOLD   FOR ALL   2. Ratification of the selection        FOR   AGAINST  ABSTAIN
    Nominees:  (01) Daniel J. Stubler,    ALL              EXCEPT       of Deloitte & Touche LLP as          [ ]     [ ]      [ ]
    (02) Bruce G. Pollack and             [ ]     [ ]       [ ]         independent accountants
    (03) Bruce J. Walker
    FOR all nominees; Withhold my vote                               3. In their discretion, on any
    from nominees; FOR all nominees                                     other matter that may properly       FOR   AGAINST  ABSTAIN
    except any whose name I have                                        come before the meeting              [ ]     [ ]      [ ]
    crossed out


                                                                     Dated:                         , 2005
                                                                           -------------------------
                                                                           Please sign exactly as your name
                                                                           appears above and return this
                                                                           proxy immediately in the
                                                                           enclosed reply envelope. If
                                                                           signing for a corporation or
                                                                           partnership,  or as agent,
                                                                           attorney or fiduciary, indicate
                                                                           the capacity in which you are
                                                                           signing.

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                      PROPERLY USING THE ENCLOSED ENVELOPE

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